                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
               Date of Report (Date of earliest event reported):
                                January 6, 1997

                      ROBERTS PHARMACEUTICAL CORPORATION
--------------------------------------------------------------------------------
            (exact name of registrant as specified in its charter)

  New Jersey                   1-1-432                   22-2429994
----------------           --------------            -----------------
(State or other             (Commission               (IRS Employer
jurisdiction of            File Number)               Identification
incorporation)                                        Number)


                              Meridian Center II
                             4 Industrial Way West
                         Eatontown, New Jersey  07724
--------------------------------------------------------------------------------
         (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code:  908-389-1182

                              Meridian Center II
                             4 Industrial Way West
                         Eatontown, New Jersey  07724


--------------------------------------------------------------------------------
         (Former name or former address, if changed from last report)

        Item 5. Other Events
                ------------

                Roberts Pharmaceutical Corporation announced today an exclusive license from Wyeth Laboratories, U.K., a subsidiary of American Home Products, to market and distribute Lodine in the United Kingdom and the Republic of Ireland. The agreement includes Lodine SR, a patent protected, once-a-day formulation of this prescription analgesic.

                Lodine is a nonsteroidal anti-inflammatory drug indicated for acute and long-term use in osteoarthritis and rheumatoid arthritis. The product line has an established base of revenues and profits in the U.K., but is not currently marketed in the Republic of Ireland. The marketing of Lodine by Roberts has already begun in the U.K. and plans are being put in place for the future launch in the Republic of Ireland.

                Lodine fits strategically into the product portfolio of Monmouth Pharmaceuticals, Roberts wholly owned U.K. subsidiary. Lodine has great marketing potential for Roberts' European operations as Monmouth has established marketing momentum in the area of analgesics.

                                  SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ROBERTS PHARMACEUTICAL CORPORATION
                                   ----------------------------------
                                           (Registrant)




Date:  January 9, 1997             By:  /s/ Anthony A. Rascio
                                      -------------------------------
                                      Anthony A. Rascio
                                      Vice President